UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 6, 2019

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.00001	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2019 (the “Effective Date”), Quanta Services, Inc. (the “Company”) entered into the Incremental Term Loan Amendment and Fifth Amendment to Fourth Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents (the “Amendment”), among the Company and certain of the Company’s subsidiaries, as Borrowers, the Company’s U.S. subsidiaries party thereto, as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers party thereto. The Amendment amended the Fourth Amended and Restated Credit Agreement, dated as of December 18, 2015 (as amended, the “Credit Agreement”).

The Amendment, among other things, provided for an incremental term loan of $687.5 million (the “Incremental Term Loan”) under the Credit Agreement’s existing term loan facility (the “Term Loan Facility”). On the Effective Date, the Company borrowed the full amount of the Incremental Term Loan, resulting in an aggregate amount of $1.265 billion outstanding under the Term Loan Facility. The Company used all of the proceeds of the Incremental Term Loan to repay outstanding borrowings under the Revolving Credit Facility (as defined below). Pursuant to the Amendment, amounts borrowed under the Incremental Term Loan will bear interest, at the Company’s option, at a rate equal to either (a) the Eurocurrency Rate (as defined in the Credit Agreement) plus 1.125% to 1.875%, as determined based on the Company’s Consolidated Leverage Ratio (as described below), or (b) the Base Rate (as described below) plus 0.125% to 1.000%, as determined based on the Company’s Consolidated Leverage Ratio. Consolidated Leverage Ratio is the ratio of the Company’s Consolidated Funded Indebtedness to Consolidated EBITDA (as such terms are defined in the Credit Agreement). For purposes of calculating the Consolidated Leverage Ratio, Consolidated Funded Indebtedness is reduced by available cash and Cash Equivalents (as defined in the Credit Agreement) in excess of $25.0 million. The Base Rate equals the highest of (i) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.5%, (ii) Bank of America’s prime rate and (iii) the Eurocurrency Rate plus 1.00%. The Amendment did not change the maturity date under the Credit Agreement, and the Incremental Term Loan matures on October 31, 2022 (the “Maturity Date”).

The Company is required to make quarterly principal payments on the last business day of each March, June, September and December, beginning in December 2019, on outstanding borrowings under the Incremental Term Loan in an amount equal to 1.250% of the principal amount of the Incremental Term Loan outstanding on the Effective Date. The aggregate principal amount of the Incremental Term Loan outstanding on the Maturity Date must be paid on such date. The Company may voluntarily prepay borrowings under the Term Loan Facility from time to time, in whole or in part, without premium or penalty.

After giving effect to the Amendment, the aggregate amount of the credit facilities provided for under the Credit Agreement is $3.25 billion, including the amount outstanding under the Term Loan Facility and an aggregate revolving credit facility of up to $1.985 billion (the “Revolving Credit Facility”). In addition, subject to the conditions specified in the Credit Agreement, the Company has the option to increase such amount, in the form of an increase in the Revolving Credit Facility, incremental term loans or a combination thereof, from time to time, upon receipt of additional commitments from new or existing lenders, by up to an additional (i) $400.0 million plus (ii) an additional amount that is unlimited so long as the Incremental Leverage Ratio Requirement (as defined in the Credit Agreement) is satisfied at the time of such increase. The Incremental Leverage Ratio Requirement requires, among other things, after giving pro forma effect to such increase and the use of proceeds therefrom, compliance with the Credit Agreement’s financial covenants as of the most recent fiscal quarter end for which financial statements were required to be delivered and that the Company’s Consolidated Leverage Ratio does not exceed 2.5:1.0, subject to the conditions specified in the Credit Agreement.

Subject to certain exceptions, (i) the Credit Agreement (including the Term Loan Facility) is secured by substantially all of the assets of the Company and its wholly-owned U.S. subsidiaries and by a pledge of all of the capital stock of the Company’s wholly-owned U.S. subsidiaries and 65% of the capital stock of the direct foreign subsidiaries of the Company or its wholly-owned U.S. subsidiaries and (ii) the Company’s wholly-owned U.S. subsidiaries also guarantee the repayment of all amounts due under the Credit Agreement.

As of September 6, 2019, the Company had approximately $1.934 billion of outstanding borrowings under the Credit Agreement, consisting of $1.265 billion outstanding under the Term Loan Facility and $669 million of outstanding revolving loans. The Company also had approximately $346 million of letters of credit issued under the Credit Agreement. The remaining $970 million of available commitments under the Revolving Credit Facility was available for revolving loans or issuing new letters of credit.

The Credit Agreement provides for customary events of default and carries cross-default provisions with the Company’s Underwriting, Continuing Indemnity and Security Agreement with its sureties and all of the Company’s other debt instruments exceeding $150.0 million in borrowings or availability. If an Event of Default (as defined in the Credit Agreement) occurs and is continuing, on the terms and subject to the conditions set forth in the Credit Agreement, amounts outstanding under the Credit Agreement may be accelerated and may become or be declared immediately due and payable.

BofA Securities, Inc., PNC Bank, National Association and Wells Fargo Bank, National Association, which acted as Arrangers (as defined in the Credit Agreement) for the Amendment, and some of the other lenders under the Credit Agreement and their respective affiliates, have provided financial advisory and investment banking services to the Company and its subsidiaries for which they have received customary fees.

The foregoing summary of some of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment and the Credit Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1

Fourth Amended and Restated Credit Agreement, dated as of December 18, 2015, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, Bank of America, N.A., as Administrative Agent, Domestic Swing Line Lender and an L/C Issuer, and the other Lenders party thereto (previously filed as Exhibit 99.1 to the Company’s Form 8-K (No. 001-13831) filed December 23, 2015 and incorporated herein by reference)

10.2

First Amendment to Fourth Amended and Restated Credit Agreement dated as of June 27, 2016, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, Bank of America, N.A., as Administrative Agent, Domestic Swing Line Lender and an L/C Issuer, and the other Lenders party thereto (previously filed as Exhibit 10.2 to the Company’s Form 10-Q (No. 001-13831) filed August 8, 2016 and incorporated herein by reference)

10.3

Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 31, 2017, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto (previously filed as Exhibit 10.1 to the Company’s Form 8-K filed November 6, 2017 and incorporated herein by reference)

10.4

Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 24, 2018, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto (previously filed as Exhibit 10.1 to the Company’s Form 8-K filed October 15, 2018 and incorporated herein by reference)

10.5

Fourth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 10, 2018, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the Swing Line Lenders and L/C Issuers party thereto (previously filed as Exhibit 10.2 to the Company’s Form 8-K filed October 15, 2018 and incorporated herein by reference)

10.6 *

Incremental Term Loan Amendment and Fifth Amendment to Fourth Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents, dated as of September 6, 2019, among Quanta Services, Inc. and certain subsidiaries of Quanta Services, Inc., as Borrowers, certain subsidiaries of Quanta Services, Inc. identified therein as Guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers party thereto

104 *	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document included as Exhibit 101)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2019	Quanta Services, Inc.

	By:	/s/ Derrick A. Jensen
	Name:	Derrick A. Jensen
	Title:	Chief Financial Officer